MRI Interventions Reports First Quarter Results, New Strategic Initiatives to Further Growth

IRVINE, CA, May 15, 2018 – MRI Interventions, Inc. (OTCQB: MRIC) (the “Company”) today announced financial results for its first fiscal quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Total revenue decreased 19% to $1.6 million for the first quarter 2018, from $2.0 million in 2017, reflecting an 11% decrease in functional neurology sales and a 43% decrease in biologics and drug delivery sales;
•	Case volume using the ClearPoint® platform grew 11% to 160 complete cases from the prior year first quarter;
•	Gross margin increased to 64% for the quarter, compared with 63% in 2017;
•	Net loss in the first quarter 2018 was $1.6 million, as compared with $1.7 million in the same period 2017;
•	Closed one capital system deal for the first quarter 2018 and initiated cases at one site;
•	Grew the installed base of ClearPoint Systems to 53 centers in the U.S.;
•	Completed development of ClearPoint 2.0 software, which has since been submitted to the FDA for 510(k) clearance;
•	Continued to progress in the development of the Company’s neuro aspiration device with 510(k) submission planned for the third quarter of 2018 and first-human-case on track for December 2018; and
•	Restructured the commercial organization, priorities and procedures to better position the Company for growth in the second half of 2018.

Joe Burnett, President and Chief Executive Officer of MRI Interventions, Inc. said, “The first quarter of 2018 was an opportunity to “hit the reset button” and prepare our company and organization to execute on our five-year growth strategy. As part of that reset, we identified four pillars of growth: functional neurosurgery, biologics and drug delivery, expansion into therapy devices and global scale. Exiting the first quarter, we believe we have the plans, and, more importantly, the people, in place to exact ownership and accountability in making this vision our reality.”

Mr. Burnett continued, “We reorganized our functional neurosurgery commercial organization to better leverage the capacity of our talented sales and clinical teams to expand our market development capabilities. I have taken over commercial leadership with the sales and marketing team now reporting directly to me. Our new sales forecasting and reporting processes are designed to add increased transparency and accountability to our performance.

“Although we achieved year-over-year growth in ClearPoint cases, we did not meet our internal targets. Importantly, however, through our new reporting and tracking protocols, we know exactly where those misses came from and are working to correct them on an account by account basis. Additionally, eight weeks ago, the FDA issued field action and warning letters to two of the largest players in the laser ablation space, and we have since seen eight cases canceled or postponed that we believe occurred as a result of those warnings. There were also two ClearPoint systems sales at facilities whose interest in ClearPoint focuses on laser ablation that were delayed, we believe, for the same reason. This said, we view these delayed sales as postponements, rather than losses, as the patients are still in need of therapy and hospitals are still in need of access to this important laser ablation technology.

“In biologics and drug delivery, we initiated evaluations of ClearPoint and our drug delivery cannulas with three additional potential partners for inclusion in future preclinical and clinical work. We have continued progress toward obtaining CE Mark for our SmartFlow® cannula and have identified internal resources who will actively focus on the growth of this exciting part of our business.

“With regard to our expansion into therapy, we continue to progress, in collaboration with the Mayo Clinic, in the development of what we believe is the first-of-its-kind neuro-aspiration device, and we are planning to submit a 510(k) with the FDA in the third quarter of 2018, with first-human-use of the product following in December of this year.

“As for achieving global scale, we have had discussions with prospective customers in three countries outside the U.S. and will continue those discussions into the second half of 2018. We have achieved scale on our operational expenses as seen with a 10% reduction is sales and marketing spend year over year, and a 100 basis point increase in gross margin despite the lower revenue.

“In summary, we view first quarter as our opportunity to reorganize our people, processes and priorities around the exciting vision that we have ahead of us, and we will continue to update our investors on progress toward that vision throughout the year.”

Financial Results – Three Months Ended March 31, 2018

Functional neurology revenue, which consists of disposable product commercial sales related to cases utilizing the ClearPoint system, decreased 11% to $1.1 million for the three months ended March 31, 2018, from $1.3 million for the same period in 2017. The decrease was due primarily to a larger number of cases consuming two kits per case as opposed to one kit per case during the first quarter of 2017, relative to the same period in 2018 and end of quarter ordering patterns at some larger accounts in 2016 and 2017.

Biologics and drug delivery systems revenue, which consists primarily of disposable product sales related to customer-sponsored clinical trials, decreased 43% to $211,000 for the three months ended March 31, 2018, from $373,000 for the same period in 2017. Revenues from this product line may vary from quarter to quarter based primarily on biotechnology customers’ scheduling of clinical trials. The decrease from the first quarter of 2017 to the same period in 2018 was due to the purchasing pattern of two biotechnology customers who purchased an aggregate of $305,000 of product during the first quarter of 2017, as compared to an aggregate of $74,000 during the same period in 2018. The company has made adjustments to its biologics and drug delivery business intended to enable delivery against open purchase orders across multiple quarters in order to alleviate a portion of the volatility in this business line. Trial partners have previously tended toward ordering large quantities which were inventories and used over multiple quarters.

Capital equipment revenue, consisting of sales, rentals and service of ClearPoint reusable hardware and software, decreased 23% to $263,000 for the three months ended March 31, 2018, from $344,000 for the same period in 2017. Revenues from this product line historically have varied from quarter to quarter. This decrease was due primarily to a decrease from the first quarter of 2017 to the same period in 2018 in the number of ClearPoint systems sold and postponement of two capital deals related to joint acquisition with laser ablation systems.

Gross margin for the three months ended March 31, 2018 improved to 64% from 63% in the same period in 2017, due primarily to a favorable mix of revenue in the first quarter of 2017, relative to the same period in 2016.

Research and development costs were $546,000 for three months ended March 31, 2018, compared to $558,000 for the same period in 2017, a decrease of $11,000, or 2%. The decrease was due primarily to decreases in software development costs and pre-commercial license fees, being partially offset by increases in share-based compensation expenses and regulatory legal fees.

Sales and marketing expenses were $962,000 for the three months ended March 31, 2018, compared to $1.1 million for the same period in 2017, a decrease of $104,000, or 10%. This decrease was primarily due to a decrease in sales personnel costs due to: consolidation in the second quarter of 2017 of the Company’s sales and marketing leadership; and a decrease in incentive compensation in the first quarter of 2018, relative to the same period in 2017, based on lower sales volume. This decrease was partially offset by an increase in clinical personnel costs due to: an increase in clinical personnel headcount in the first quarter of 2018, relative to the same period in 2017; and relocation costs incurred in the first quarter of 2018 to position clinical personnel in closer proximity to high-volume customer locations.

General and administrative expenses were $953,000 for the three months ended March 31, 2018, compared to $984,000 for the same period in 2017, a decrease of $31,000, or 3%. This decrease was due primarily to decreases in professional and investor relations fees due to financing activity in which the Company was engaged during the first quarter of 2017 that did not recur during the same period in 2018

During the three months ended March 31, 2018 and 2017, the Company recorded a gain of $34,000 and a loss of $93,000, respectively, resulting from changes in the fair value of derivative liabilities. Derivative liabilities at March 31, 2018 arose from an amendment the Company entered into with Brainlab, with respect to a note payable to Brainlab AG (“Brainlab”) and related warrants, the provisions of which created: a conversion feature allowing for $500,000 the principal balance of the note to be converted in a Qualified Public Offering, as defined in the amendment, at a public offering price that may be less than market value per share of the Company’s common stock; and down round strike price protection with respect to the warrants.

Derivative liabilities at March 31, 2017 arose from the amendment to the note payable to Brainlab described above, and from warrants, issued in 2013, that contained net-cash settlement and down-round provisions and that expired in January 2018.

Net interest expense for the three months ended March 31, 2018 was $247,000, compared with $213,000 for the same period in 2017. The increase was due to increased amortization of the discount and deferred issuance costs associated with certain of our notes payable.

Teleconference Information

Investors and analysts are invited to listen to a live broadcast review of the Company's 2018 first quarter financial results today at 4:15 p.m. Eastern time (1:15 p.m. Pacific time) that may be accessed by visiting the Company's website at www.mriinterventions.com and selecting “Investors” / “News” / “IR Calendar.” The conference call may also be accessed at https://78449.themediaframe.com/dataconf/productusers/mric/mediaframe/24549/indexl.html. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until May 29, 2018 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company's website at www.mriinterventions.com, on the “Investor Relations” page.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging (“MRI”), MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain. The ClearPoint Neuro Navigation System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning MRI Interventions, Inc.’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: the Company’s ability to obtain additional financing; estimates regarding the sufficiency of the Company’s cash resources; future revenues from sales of the company’s ClearPoint Neuro Navigation System products; and the company’s ability to market, commercialize and achieve broader market acceptance for the company’s ClearPoint Neuro Navigation System products. More detailed information on these and additional factors that could affect the company’s actual results are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s Quarterly Report on Form 10-Q, both of which have been filed with the Securities and Exchange Commission.

Contact:
Harold A. Hurwitz, Chief Financial Officer
(949) 900-6833

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

MRI INTERVENTIONS, INC.
Consolidated Statements of Operations

	For The Three Months Ended March 31,
	2018	2017
Revenues:
Product revenues	$1,538,598	$1,922,215
Service and other revenues	84,768	84,857
Total revenues	1,623,366	2,007,072
Cost of revenues	588,967	752,464
Research and development costs	546,328	557,699
Sales and marketing expenses	962,214	1,066,259
General and administrative expenses	952,951	984,270
Operating loss	(1,427,094)	(1,353,620)
Other income (expense):
Gain (loss) from change in fair value of derivative liabilities	34,443	(93,046)
Other income (expense), net	(794)	4,127
Interest expense, net	(247,472)	(213,199)
Net loss	$(1,640,917)	$(1,655,738)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.46)
Weighted average shares outstanding:
Basic and diluted	10,741,618	3,622,032

MRI INTERVENTIONS, INC.
Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$7,513,634	$9,289,831
Accounts receivable, net	910,109	949,415
Inventory, net	2,532,763	2,314,184
Prepaid expenses and other current assets	153,171	192,727
Total current assets	11,109,677	12,746,157
Property and equipment, net	387,892	267,667
Software license inventory	819,400	871,900
Other assets	31,116	11,641
Total assets	$12,348,085	$13,897,365

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$654,820	$759,445
Accrued compensation	496,436	806,445
Other accrued liabilities	359,270	480,159
Derivative liabilities	29,875	95,786
Deferred service revenue	216,632	256,178
Senior secured note payable	2,000,000	2,000,000
2014 junior secured notes payable, net of unamortized discount and deferred issuance costs of $80,344 at March 31, 2018	1,894,656	–
Total current liabilities	5,651,689	4,398,013
Accrued interest	787,125	752,500
2014 junior secured notes payable, net of unamortized discount and deferred issuance costs of $100,430 at December 31, 2017	–	1,874,570
2010 junior secured notes payable, net of unamortized discount of $1,840,115 and $1,956,458 at March 31, 2018 and December 31, 2017, respectively	1,159,885	1,043,542
Total liabilities	7,598,699	8,068,625
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 25,000,000 shares authorized at March 31, 2018 and December 31, 2017; none issued and outstanding at March 31, 2018 and December 31, 2017	–	–
Common stock, $0.01 par value; 200,000,000 shares authorized; 10,825,896 shares issued and outstanding at March 31, 2018; and 10,693,851 issued and outstanding at December 31, 2017	108,258	106,937
Additional paid-in capital	107,318,162	106,757,920
Accumulated deficit	(102,677,034)	(101,036,117)
Total stockholders’ equity	4,749,386	5,828,740
Total liabilities and stockholders’ equity	$12,348,085	$13,897,365

MRI INTERVENTIONS, INC.
Consolidated Statements of Cash Flows

	For The Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,640,917)	$(1,655,738)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	31,623	36,121
Share-based compensation	247,464	206,896
Expenses paid through the issuance of common stock	77,500	–
(Gain) loss from change in fair value of derivative liabilities	(34,443)	93,046
Amortization of debt issuance costs and original issue discounts	136,429	100,622
Increase (decrease) in cash resulting from changes in:
Accounts receivable	39,306	(143,832)
Inventory, net	(297,280)	(62,043)
Prepaid expenses and other current assets	39,556	39,371
Other assets	(19,475)	(5,659)
Accounts payable and accrued expenses	(500,899)	5,059
Deferred revenue	(39,546)	39,980
Net cash flows from operating activities	(1,960,682)	(1,346,177)
Cash flows from investing activities:
Purchases of property and equipment	(20,646)	–
Net cash flows from investing activities	(20,646)	–
Cash flows from financing activities:
Proceeds from warrant exercises	205,131	–
Net cash flows from financing activities	205,131	–
Net change in cash and cash equivalents	(1,776,197)	(1,346,177)
Cash and cash equivalents, beginning of period	9,289,831	3,315,774
Cash and cash equivalents, end of period	$7,513,634	$1,969,597

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$–	$–
Interest	$146,611	$146,611